                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   October 11, 1996


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (206) 305-1969
             Registrant's telephone number, including area code

                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                               October 11, 1996


Item 5.  Other Events
---------------------

      On October 10, 1996, Columbia Banking System, Inc. ("CBSI") announced the effect on the Company's third quarter 1996 earnings resulting from recent federal legislation designed to recapitalize the Savings Association Insurance Fund ("SAIF") of the FDIC.


A copy of CBSI's News Release containing the announcement is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

        (20) News release issued by Columbia Banking System, Inc.
             dated October 10, 1996.



                                  -2-
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                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  October 11, 1996     By:    /s/ A. G. Espe
                               -----------------------------------------
                                       A. G. Espe, Chairman


                                    -3-
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                                 Exhibit (20)


                            COLUMBIA BANKING SYSTEM



                                                       FOR IMMEDIATE RELEASE
                                                       ---------------------
                                                            October 10, 1996


Contact:   A. G. Espe, Chairman, (206)305-1970
           W. W. Philip, President, (206)305-1993


                     COLUMBIA BANKING SYSTEM ANNOUNCES
                    EFFECT OF RECENT FEDERAL LEGISLATION


TACOMA, Washington---Columbia Banking System, Inc. (Nasdaq: COLB) today announced that the recently passed Federal legislation designed to recapitalize the Savings Association Insureance Fund ("SAIF") of the FDIC will result in a one-time charge to Columbia's third quarter earnings.

      A. G. Espe, Chariman and Chief Executive Officer of Columbia stated that the legislation requires a special one-time assessment of approximately 65.7 cents per $100 of SAIF insured deposits held at March 31, 1995, with a 20% discount on the special assessment for banks, such as Columbia Bank, which have a majority of their deposits insured by the FDIC Bank Insurance Fund ("BIF"). Management currently anticipates that the one-time special assessment will result in a charge to earnings of approximately $612,000 during the third quarter of 1996. Management also anticipates that deposit insurance premiums in future quarters will be significantly reduced from the current premium range applicable to SAIF deposits. The current charge to earnings is expected to be recovered within approximately 3 years through reduced insurance premiums.

      For the years 1997 through 1999, an annual assessment of approximately
6.44 cents (versus a current annual SAIF insurance premium of 23 cents) and
1.29 cents, each per $100 of insured deposits, will be assessed upon SAIF and BIF insured deposits, respectively. The legislation is intended to fully recapitalize the SAIF fund so that commercial bank and thrift deposits will be charged the same FDIC premiums after the year 1999.

      W. W. Philip, President and Chief Executive Officer of Columbia Bank, stated that "the new law eliminates uncertainty as to future insurance premiums payable by the many financial institutions that hold SAIF insured deposits."
At September 30, 1996, approximately $156 million (34%) of Columbia Bank's deposits are deemed to be thrift deposits insured in the SAIF fund (though actual thrift deposits at that date are approximately $23 million) with the balance being insured in the BIF fund. The one-time special assessment is not applicable to deposits insured in the BIF fund.

      Columbia Banking System is a Tacoma, Washington-based bank holding company which operates Columbia Bank, a state-chartered full-service commercial bank with fifteen banking offcies in Pierce, King and Cowlitz counties.

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